SECOND AMENDMENT TO
PROMISSORY NOTE DATED JULY 22, 2011

This second amendment (“Second Amendment”) is entered into effective as of October 19, 2011.

WHEREAS that certain Promissory Note in the original principal amount of $250,000 or so much thereof as may be advanced and outstanding thereunder (the “Note”) was entered into effective as of July 22, 2011, by and between iSecureTrac Corp. as Borrower and Crestpark LP, Inc. as Lender;

WHEREAS the Note was subsequently amended to extend the Maturity Date pursuant to that certain First Amendment to Promissory Note entered into effective as of September 14, 2011 (the “First Amendment”);

WHEREAS Borrower has requested and Lender has agreed to another extension on the terms and conditions set forth herein and now desire to further amend the Note accordingly;

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, hereto agree as follows:

Section 1.   DEFINED TERMS.  Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Note.

Section 2.   REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants as of the effective date of this Second Amendment (a) that there is no default under the Note and (b) that no Material Adverse Effect has occurred and is continuing or would result from the extension of the Maturity Date provided for herein.

Section 3.   AMENDMENTS TO NOTE.  The following terms, as used in the Note, are hereby amended and restated in their entirety to read as follows:

“Maturity Date”.  The Maturity Date shall be November 20, 2011.

Except as amended hereby and by the First Amendment, the Note remains the same in all respects and in full force and effect.

SECOND AMENDMENT TO PROMISSORY NOTE DATED JULY 22, 2011 – Page 1

BORROWER:

ISECURETRAC CORP., a Delaware corporation

By:	/s/ Peter A. Michel
Peter A. Michel
Its:	Chief Executive Officer

LENDER:

CRESTPARK LP, INC., a Delaware corporation, as Secured Party

By:	/s/ Pam Doeppe
Pam Doeppe
Its:	Vice President and Treasurer

SECOND AMENDMENT TO PROMISSORY NOTE DATED JULY 22, 2011 – Page 2